April 29, 2014 Mundoval Funds 7855 Invanhoe Ave., Suite 210 La Jolla, CA 92037

          Re: Mundoval Funds, File Nos. 333-116723 and 811-21596

Gentleman:

     A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Mundoval Funds' Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 14 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours, /s/ Thompson Hine LLP Thompson Hine LLP